Exhibit 1.1

                     SHARES

BASIN WATER, INC.

COMMON STOCK

UNDERWRITING AGREEMENT

                         , 2006

JANNEY MONTGOMERY SCOTT LLC

A.G. EDWARDS & SONS, INC.

CANACCORD ADAMS INC.

As Representatives of the Several Underwriters

Named in Schedule I hereto

c/o Janney Montgomery Scott LLC

1801 Market Street

Philadelphia, PA 19103

Ladies and Gentlemen:

Basin Water, Inc., a Delaware corporation (“Basin”), proposes, subject to the terms and conditions stated herein, to sell to the several Underwriters named in Schedule I hereto (the “Underwriters”), for whom Janney Montgomery Scott LLC, A.G. Edwards & Sons, Inc. and Canaccord Adams Inc. are serving as Representatives (collectively the “Representatives”), an aggregate of                      shares (the “Firm Shares”) of Basin’s Common Stock, $                 par value per share (“Common Stock”). The respective amounts of the Firm Shares to be purchased by the several Underwriters are set forth opposite their names in Schedule I hereto. The Firm Shares shall be offered to the public at a public offering price of $                     per Firm Share (the “Offering Price”).

In order to cover over-allotments in the sale of the Firm Shares, the Underwriters may, at the Underwriters’ election and subject to the terms and conditions stated herein, purchase ratably in proportion to the amounts set forth opposite their respective names in Schedule I hereto, for the Underwriters’ own accounts, up to                  additional shares of Common Stock from Basin. Such                      additional shares of Common Stock are referred to herein

as the “Optional Shares.” If any Optional Shares are purchased, the Optional Shares shall be purchased for offering to the public at the Offering Price and in accordance with the terms and conditions set forth herein. The Firm Shares and the Optional Shares are referred to collectively herein as the “Shares.”

As part of the offering contemplated by this Agreement, Janney Montgomery Scott LLC has agreed to reserve out of the Firm Shares set forth opposite its name on Schedule I to this Agreement, up to                      Firm Shares for sale to parties designated by Basin (collectively, “Participants”), as set forth in the Prospectus under the heading “Underwriting” (the “Directed Share Program”). The Firm Shares to be sold by Janney Montgomery Scott LLC pursuant to the Directed Share Program (the “Directed Shares”) will be sold by Janney Montgomery Scott LLC at the public offering price pursuant to this Agreement, the applicable rules, regulations and interpretations of the NASD and all other applicable laws, rules and regulations. Any Directed Shares not orally confirmed for purchase by any Participants by the end of the first business day after the date on which this Agreement is executed will be offered to the public by Janney Montgomery Scott LLC as set forth in the Registration Statement, the Disclosure Package and the Prospectus.

In consideration of the mutual agreements contained herein, Basin and the Underwriters, intending to be legally bound, hereby confirm their agreement as follows:

1. Representations and Warranties of Basin. Basin represents and warrants to, and agrees with, the several Underwriters that:

a. Basin has prepared and filed with the Securities and Exchange Commission (the “SEC”), in accordance with the provisions of the Securities Act of 1933, as amended (the “Act”), and the applicable rules and regulations thereunder (the “Regulations”), a registration statement on Form S-1 (file no. 333-            ), including a prospectus, relating to the Shares. The term “Registration Statement” as used herein means the registration statement (including all financial schedules and exhibits) as amended at the time it becomes effective or, if the registration statement became effective prior to the execution of this Agreement, as supplemented or amended prior to the execution of this Agreement and includes information (if any) contained in the Prospectus (as defined below). If it is contemplated, at the time this Agreement is executed, that a post-effective amendment to the Registration Statement will be filed and must be declared effective before the offering of the Shares may commence, the term “Registration Statement” as used herein shall mean the Registration Statement as amended by such post-effective amendment. If Basin has filed or files on or after the date of this Agreement a registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Act (the “Rule 462(b) Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462(b) Registration Statement. The term “Preliminary Prospectus” shall mean any preliminary prospectus included in the Registration Statement or filed with the SEC pursuant to Rule 424(a) of the Regulations. The term “Statutory Prospectus” shall mean any Preliminary Prospectus, as amended or supplemented, relating to the Shares that is included in the Registration Statement immediately prior to the Initial Sale Time (as defined herein), including any document incorporated by reference therein. The term “Prospectus” shall mean the final prospectus relating to the Shares that is first filed pursuant to Rule 424(b) after the effective date of the Registration Statement (the “Effective Date”) or, if no

filing pursuant to Rule 424(b) is required, shall mean the form of final prospectus relating to the Shares included in the Registration Statement at the Effective Date. The term “Issuer Free Writing Prospectus” shall have the meaning ascribed to it in Rule 433 of the Regulations relating to the Shares, in the form filed or required to be filed with the SEC or, if not required to be filed, in the form retained in Basin’s record pursuant to Rule 433(g) of the Regulations. The term “Disclosure Package” shall mean (i) the Statutory Prospectus, (ii) the Issuer Free Writing Prospectus, if any, identified in Schedule II hereto and (iii) any other free writing prospectus defined in Rule 405 of the Regulations that is required to be filed by Basin with the SEC or retained by Basin under Rule 433 of the Regulations and that all parties hereto expressly agree to treat as part of the Disclosure Package (the “Other Free Writing Prospectus”). For purposes of this Agreement, the “Initial Sale Time” shall mean 5:00 p.m. (Eastern time) on the date of this Agreement. All references in this Agreement to the Registration Statement, the Rule 462(b) Registration Statement, a Preliminary Prospectus, the Statutory Prospectus, the Prospectus, the Issuer Free Writing Prospectus, the Other Free Writing Prospectus or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the SEC pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

b. The Registration Statement has become effective under the Act, and the SEC has not issued any stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Statutory Prospectus or the Prospectus, nor has the SEC instituted or threatened to institute proceedings with respect to such an order. No stop order suspending the sale of the Shares in any jurisdiction designated by the Representatives as provided for in Section 5(f) of this Agreement has been issued, and, to the knowledge of Basin, no proceedings for that purpose have been instituted or threatened. Basin has complied with all requests of the SEC, or requests of which Basin has been advised of any state or foreign securities commission in a state or foreign jurisdiction designated by the Representatives as provided for in Section 5(f) of this Agreement, for additional information to be included in the Registration Statement, the Disclosure Package or the Prospectus.

c. (A) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (B) the Registration Statement, the Statutory Prospectus and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Act and the Regulations, (C) the Statutory Prospectus and the Prospectus do not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to omissions from or statements in the Registration Statement, the Statutory Prospectus or the Prospectus based upon and in conformity with written information furnished to Basin by any Underwriter specifically for use herein, and (D) the statistical and market-related data included in the Registration Statement, the Disclosure Package and the Prospectus are based on or derived from sources that Basin believes to be reliable and accurate. With respect to the exception set forth at sub-clause (C) above, Basin acknowledges that the only information furnished by any Underwriter for use in the Registration Statement, the Statutory Prospectus or the Prospectus is the information as set forth in Section 12 of this Agreement.

d. As of the Initial Sale Time, the Disclosure Package complied in all material respects with the Act and the Regulations and, if filed by electronic transmission pursuant to EDGAR (except as may be permitted by Regulation S-T under the Act), was identical to the copy thereof delivered to the Underwriters for use in connection with the offer and sale of the Shares. The Disclosure Package, at the Initial Sale Time did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to omissions from or statements in the Disclosure Package based upon and in conformity with written information furnished to Basin by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter for use in the Disclosure Package is the information as set forth in Section 12 of this Agreement.

e. Basin (including its agents and representatives, other than the Underwriters in their capacity as such) has not used, authorized, approved or referred to and will not use, authorize, approve or refer to any Issuer Free Writing Prospectus other than the documents listed on Schedule II hereto. Each such Issuer Free Writing Prospectus complied in all material respects with the Act and has been filed in accordance with the Act (to the extent required thereby). Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Shares or until any earlier date of which Basin notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement. If at any time following issuance of an Issuer Free Writing Prospectus, there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, (i) Basin has promptly notified or will promptly notify the Representatives and (ii) Basin has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. The foregoing sentences do not apply to omissions from or statements in any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to Basin by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter for use in any Issuer Free Writing Prospectus is the information as set forth in Section 12 of this Agreement.

f. Basin has not distributed and will not distribute, prior to the later of the last Option Closing Date and the completion of the Underwriters’ distribution of the Shares, any offering material in connection with the offering and sale of the Shares other than the Registration Statement, the Disclosure Package or the Prospectus.

g. Basin is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with all necessary power and authority, corporate or otherwise, to own or lease and operate its properties and to conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus, and to execute, deliver and perform this Agreement. Bion, a California corporation, shall herein be referred to as the

“Subsidiary” or the “Subsidiaries”. Each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the State of California, with all necessary power and authority, corporate and otherwise, to own or lease and operate its properties and to conduct its current business. Basin and its Subsidiaries have all required licenses, permits, certifications, registrations, approvals, consents and franchises to own or lease and operate their respective properties and to conduct their respective businesses as described in the Registration Statement, the Disclosure Package and the Prospectus, except for such licenses, permits, certifications, registrations, approvals, consents or franchises as to which the failure to have would not have a material adverse effect on the properties, assets, operations, condition (financial or otherwise), results of operations, stockholders’ equity, or business (collectively, the “Business Conditions”) of Basin and the Subsidiaries, taken as a whole (a “Material Adverse Effect”). Basin and its Subsidiaries are duly qualified to do business as foreign entities, and are in good standing, in all jurisdictions in which such qualification is required, except where the failure to so qualify would not have a Material Adverse Effect. References to “material” or “materiality” or “material adverse change” herein as applicable to Basin or any of its Subsidiaries shall mean material to the Business Conditions of Basin and the Subsidiaries, taken as a whole.

h. All of the outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable; all of such outstanding shares of capital stock owned by Basin, which constitute the amount set forth on Schedule 1(h) attached hereto, are owned, directly or indirectly, free and clear of all liens, encumbrances and security interests, except as set forth on Schedule 1(h) attached hereto; and no options, warrants or other rights to purchase, agreements or other obligations to issue, or other rights to convert any obligations into shares of capital stock or ownership interests in each of the Subsidiaries or securities convertible into or exchangeable for capital stock of, or other ownership interests in any of the Subsidiaries are outstanding except as set forth on Schedule 1(h) attached hereto. Except for shares in the Subsidiaries, Basin does not own any stock or other interest whatsoever, whether equity or debt, in any corporation, limited liability company, partnership or other entity.

i. This Agreement has been duly authorized, executed and delivered by Basin and constitutes its legal, valid and binding obligation, enforceable against Basin in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and subject to applicability of general principles of equity and except, as to this Agreement, as rights to indemnity and contribution may be limited by federal and state securities laws or principles of public policy.

j. The execution, delivery and performance of this Agreement and the transactions contemplated herein, do not and will not, with or without the giving of notice or the lapse of time, or both, (i) conflict with any term or provision of Basin’s or the Subsidiaries’ charter documents or Bylaws; (ii) result in a breach of, constitute a default under, result in the termination or modification of, result in the creation or imposition of any lien, security interest, charge or encumbrance upon any of the properties of Basin or the Subsidiaries or require any payment by Basin or any of the Subsidiaries or impose any liability on Basin or any of the Subsidiaries pursuant to, any contract, indenture, mortgage, deed of trust, commitment or other agreement or instrument to which Basin or any of the Subsidiaries is a party or by which any of their properties are bound or affected other than this Agreement; (iii) assuming compliance with Blue Sky laws and the rules of the National Association of Securities Dealers, Inc. (the “NASD”)

applicable to the offer and sale of the Shares, violate any law, rule, regulation, judgment, order or decree of any government or governmental agency, instrumentality or court, domestic or foreign, having jurisdiction over Basin or the Subsidiaries or any of their respective properties or businesses; or (iv) result in a breach, termination or lapse of Basin’s or the Subsidiaries’ corporate power and authority to own or lease and operate their respective properties and conduct their respective businesses, except, in the case of clauses (ii), (iii) and (iv) above, as would not reasonably be expected to have a Material Adverse Effect.

k. Basin had the capitalization set forth in the Registration Statement, the Disclosure Package and the Prospectus under the caption “Capitalization” as of the date indicated in that section, subject to the adjustments described therein, and will have, as of the issuance of the Firm Shares on the Closing Date, the pro forma as adjusted capitalization set forth therein as of the date indicated in the Registration Statement, the Disclosure Package and the Prospectus. On the Effective Date, the Closing Date and any Option Closing Date, there will be no options or warrants or other outstanding rights to purchase, agreements or obligations to issue or agreements or other rights to convert or exchange any obligation or security into, capital stock of Basin or securities convertible into or exchangeable for capital stock of Basin, except as disclosed in the Registration Statement, the Disclosure Package or the Prospectus.

l. The currently outstanding shares of Basin’s capital stock have been duly authorized and are validly issued, fully paid and non-assessable, and none of such outstanding shares of Basin’s capital stock has been issued in violation of any preemptive rights or similar rights of any security holder of Basin. The holders of the outstanding shares of Basin’s capital stock are not subject to personal liability solely by reason of being such holders. All previous offers and sales by Basin of the outstanding shares of Basin’s capital stock, whether described in the Registration Statement, the Disclosure Package or the Prospectus, were made in conformity with applicable federal, state and foreign securities laws. The authorized capital stock of Basin, including, without limitation, the outstanding Common Stock, the Shares being issued, and the outstanding options to purchase shares of Common Stock conform in all material respects with the descriptions thereof in the Registration Statement, the Disclosure Package and the Prospectus, and such descriptions conform in all material respects with the instruments defining the same. The description of Basin’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, set forth in the Registration Statement, the Disclosure Package and the Prospectus accurately and fairly presents, in all material respects, the information required to be shown with respect to such plans, arrangements, options and rights.

m. There are no contracts, agreements or understandings between Basin and any person granting such person the right, contractually or otherwise, to require Basin to file a registration statement under the Act with respect to any securities of Basin owned or to be owned by such person or to require Basin to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by Basin under the Act other than as described in the Registration Statement, the Statutory Prospectus and the Prospectus or as have been waived in writing in connection with the offering contemplated hereby.

n. The Shares have been duly authorized, and, when issued and delivered against payment therefore as contemplated by this Agreement, will be validly issued, fully paid and non-assessable, and the holders thereof will not be subject to personal liability solely by reason of being such holders, and the issuance of such Shares will not be subject to any preemptive rights or similar rights to subscribe for or to purchase or acquire any shares of capital stock of Basin or its Subsidiaries or any such rights pursuant to Basin’s certificate of incorporation or bylaws or any agreement or instrument to or by which Basin or any of its Subsidiaries is a party or bound The certificates representing the Shares are in proper legal form under, and conform in all respects to the requirements of, the Delaware General Corporation Laws.

o. No consent, approval, authorization, order, registration, license or permit of, or filing or registration with, any court, government, governmental agency, instrumentality or other regulatory body or official is required for the valid and legal execution, delivery and performance by Basin of this Agreement and the consummation of the transactions contemplated hereby or described in the Registration Statement, the Disclosure Package or the Prospectus, except such as may be required for the registration of the issuance of the Shares under the Act or to quote the Shares on The Nasdaq National Market, for filings under the Exchange Act, and for compliance with the applicable state securities or Blue Sky laws or the Bylaws, rules and other pronouncements of the NASD.

p. The Shares have been duly authorized for quotation on The Nasdaq National Market, subject to official notice of issuance. A registration statement has been filed on Form 8-A pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which complies in all material respects with the Exchange Act. Neither Basin nor any other person has taken any action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or the quotation of the Common Stock on The Nasdaq National Market, nor has Basin received any notification that the SEC or The Nasdaq National Market is contemplating terminating such registration or quotation.

q. The statements in the Registration Statement, the Disclosure Package and the Prospectus, insofar as they are descriptions of or references to contracts, agreements or other documents, are accurate and present or summarize fairly, the information required to be disclosed under the Act or the Regulations, with respect to such contracts, agreements or other documents and there are no contracts, agreements or other documents, instruments or transactions of any character required to be described or referred to in the Registration Statement, the Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement that have not been so described, referred to or filed.

r. Each contract or other instrument (however characterized or described) to which Basin or any of the Subsidiaries is a party or by which any of its properties or businesses is bound or affected and which is material to the conduct of Basin’s and its Subsidiaries’ businesses, taken as a whole, has been duly and validly executed by Basin or its Subsidiaries, as applicable, and, to the knowledge of Basin, has been duly and validly executed by the other parties thereto. Each such contract or other instrument is in full force and effect and is enforceable against the parties thereto in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights generally and subject to applicability of general principles of equity, and neither

Basin nor any of the Subsidiaries is, and to the knowledge of Basin, no other party is in default under any such contract or other instrument, and no event has occurred that, with the lapse of time or the giving of notice, or both, would constitute a default under any such contract or other instrument. All necessary consents under such contracts or other instruments to the disclosure in the Registration Statement, the Disclosure Package or the Prospectus with respect thereto have been obtained.

s. The financial statements of Basin (including the notes thereto) filed as part of the Registration Statement, the Disclosure Package and the Prospectus present fairly, in all material respects, the financial position of Basin and its Subsidiaries as of the respective dates thereof, as applicable, and the results of operations and cash flows of Basin and its Subsidiaries for the periods indicated therein, as applicable, such financial statements comply as to form in all material respects with the requirements of Regulation S-X under the Act and have been prepared in conformity with generally accepted accounting principles (“GAAP”), applied on a consistent basis throughout the periods covered thereby, except as may be expressly stated otherwise in the related notes thereto. No financial statements or supporting schedules other than those filed as part of the Registration Statement, the Disclosure Package and the Prospectus are required to be included in the Registration Statement, the Disclosure Package and the Prospectus, respectively. The financial information included in the Registration Statement, the Disclosure Package and the Prospectus under the captions “Prospectus Summary - Summary Financial Information,” “Selected Financial Information,” “Use of Proceeds” and “Capitalization” presents fairly the information shown therein and has been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement, the Disclosure Package and the Prospectus. The unaudited pro forma adjustments to financial information included in the Registration Statement, the Disclosure Package and the Prospectus have been properly applied to the historical amounts in the compilation of that information to reflect the sale by Basin of the Shares offered thereby at an assumed Offering Price or the actual Offering Price, as the case may be, and the anticipated application of the estimated net proceeds therefrom in accordance with the description set forth under the caption “Use of Proceeds” in such document.

t. Since the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus, except as otherwise stated therein, there has not been (i) any material adverse change (including, whether or not insured against, any loss or damage to any material assets), or development involving a prospective material adverse change, in the Business Conditions of Basin or any of its Subsidiaries, taken as a whole; (ii) any adverse change, loss, reduction, termination or non renewal of any material contract (which, for the purposes hereof, shall be limited to any contract, arrangement or other agreement that (A) is filed as an exhibit to the Registration Statement and (B) is set forth on Schedule 1(t) hereto) to which Basin or any of its Subsidiaries is a party; (iii) any transaction entered into by Basin or any of the Subsidiaries not in the ordinary course of its business that is material to Basin; (iv) any dividend or distribution of any kind declared, paid or made by Basin on its capital stock; (v) any liabilities or obligations, direct or indirect, incurred by Basin or any of the Subsidiaries that are material to Basin or any of the Subsidiaries; (vi) any change in the capitalization of Basin or any of the Subsidiaries; or (vii) any change in the indebtedness of Basin or any of the Subsidiaries that is material to Basin or the Subsidiaries. Neither Basin nor the Subsidiaries has any contingent liabilities or obligations that are material and that are not expressly disclosed in the Registration Statement, the Disclosure Package and the Prospectus.

u. Basin has not distributed, and will not distribute, any offering material in connection with the offering and sale of the Shares other than the Registration Statement, a Preliminary Prospectus, the Disclosure Package and the Prospectus. Neither Basin nor any of its officers, directors or affiliates has (i) taken, nor shall Basin or such persons take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Common Stock, or (ii) since the filing of the Registration Statement (A) sold, bid for, purchased or paid anyone any compensation for soliciting purchases of, the Shares or (B) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of Basin, other than pursuant to this Agreement.

v. Basin and the Subsidiaries have filed with the appropriate federal, state and local governmental agencies, and all foreign countries and political subdivisions thereof, all tax returns that are required to be filed or have duly obtained extensions of time for the filing thereof and have paid all taxes shown on such returns or otherwise due and all material assessments received by them to the extent that the same have become due. Neither Basin nor any of the Subsidiaries has executed or filed with any taxing authority, foreign or domestic, any agreement extending the period for assessment or collection of any income or other tax and neither of them is a party to any pending action or proceeding by any foreign or domestic governmental agency for the assessment or collection of taxes, and, to the knowledge of Basin, no claims for assessment or collection of taxes have been asserted against Basin or any of the Subsidiaries that would have a Material Adverse Effect.

w. Singer Lewak Greenbaum and Goldstein LLP, which has given its report on certain financial statements included as part of the Registration Statement, is a firm of independent certified public accountants with respect to Basin as required by the Act and the Regulations.

x. Neither Basin nor any of the Subsidiaries is in violation of, or in default under, any of the terms or provisions of (i) its charter documents or Bylaws or similar governing instruments, (ii) any indenture, mortgage, deed of trust, contract, commitment or other agreement or instrument to which it is a party or by which it or any of its assets or properties is bound or affected, (iii) any law, rule, regulation, judgment, order or decree of any government or governmental agency, instrumentality or court, domestic or foreign, having jurisdiction over it or any of its properties or business, or (iv) any license, permit, certification, registration, approval, consent or franchise, except in the case of clauses (ii), (iii) and (iv) above, where any such violation or default would not reasonably be expected to have a Material Adverse Effect.

y. Except as expressly disclosed in the Registration Statement, the Disclosure Package or the Prospectus, there are no claims, actions, suits, protests, proceedings, arbitrations, investigations or inquiries pending before, or, to the knowledge of Basin, threatened or contemplated by, any governmental agency, instrumentality, court or tribunal, domestic or foreign, or before any private arbitration tribunal (“Claims or Proceedings”) (i) against or affecting Basin or any of its Subsidiaries or (ii) which have as the subject thereof any “named executive officer” (as the term is used in the Prospectus) or director of, or property owned or leased by, Basin or any of its Subsidiaries, and which such Claim or Proceeding, if determined adversely to Basin, such Subsidiary, such named executive officer or director, could, individually or in the aggregate, reasonably be expected to affect the validity of any of the outstanding Common Stock, or the consummation of the transactions contemplated by this Agreement, or that, if determined adversely to Basin or any of the Subsidiaries would, in any case or in the aggregate, result in a Material Adverse Effect, nor to the knowledge of Basin is there any reasonable basis for any such Claim or Proceeding. There are no outstanding orders, judgments or decrees of any court, governmental agency, instrumentality or other tribunal (“Orders”) enjoining Basin or any of the Subsidiaries from, or requiring Basin to take or refrain from taking, any action, or to which Basin or any of the Subsidiaries or their properties, assets or businesses are bound or subject other than as disclosed in the Registration Statement, the Disclosure Package and the Prospectus. There are no Claims or Proceedings or Orders that are required to be described in the Registration Statement, the Disclosure Package or the Prospectus and are not so described or any statutes or regulations that are required to be described in the Registration Statement, the Disclosure Package or the Prospectus and are not described as required.

z. Each of Basin and its Subsidiaries owns, or has obtained licenses for, or possess adequate rights to use, all inventions, patent applications, patents, trademarks (both registered and unregistered), tradenames, copyrights, trade secrets, (including any unpatented and/or unpatentable proprietary or confidential technology or information) and other proprietary information (collectively “Intellectual Property”) described in the Registration Statement, the Disclosure Package or the Prospectus as being owned, licensed, or used by Basin or its Subsidiaries (hereinafter “Basin Intellectual Property”) and which are necessary for the conduct of Basin’s business and the business of its Subsidiaries, as currently conducted except where the failure to own, license or have such rights would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and, except as disclosed in the Registration Statement, the Disclosure Package or the Prospectus, (i) there are no third parties who have or, to the knowledge of Basin after due inquiry, will be able to establish rights to any Basin Intellectual Property, except for the ownership rights of the owners of the Intellectual Property which is licensed to Basin, (ii) to the knowledge of Basin, there is no infringement by third parties of any Basin Intellectual Property, except where such infringement would not, individually or in the aggregate, have a Material Adverse Effect, (iii) there is no pending or, to the knowledge of Basin, threatened action, suit, proceeding or claim by any third party challenging the validity, enforceability or scope of any Basin Intellectual Property, (iv) neither Basin nor its Subsidiaries has infringed, is infringing or violating the Intellectual Property rights of others, except where such infringement or violation, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would not have a Material Adverse Effect, and there is no pending or, to the knowledge of Basin, threatened action, suit, proceeding or claim by others that Basin infringes or otherwise violates any Intellectual Property of third parties, (v) Basin is not a party to, nor is Basin bound by, any agreement pursuant to which royalties or fees are payable by Basin to any person by reason of the ownership or use of any Intellectual Property, except for “off-the-shelf” software and computer applications used in the ordinary course of business, (vi) each of Basin and its Subsidiaries has filed or caused to be filed with the United States Patent and Trademark Office (the “PTO”) and applicable foreign and international patent authorities all patent applications owned by Basin (the “Applications”), and (vii) each of Basin and its Subsidiaries has complied with the PTO’s duty of candor and disclosure for the Applications and has made no material misrepresentation in the Applications.

aa. Each of Basin and the Subsidiaries has good and marketable title to all property described in the Registration Statement, the Disclosure Package and the Prospectus as being owned by it, free and clear of all liens, security interests, charges or encumbrances and the like, except such as are expressly described or referred to in the Registration Statement, the Disclosure Package and the Prospectus or such as do not, individually or in the aggregate, materially adversely affect the Business Conditions or the conduct of the business of Basin and the Subsidiaries as described in the Registration Statement, Disclosure Package and the Prospectus. Each of Basin and the Subsidiaries has insured its property against loss or damage by fire or other casualty, in amounts reasonably believed by Basin to be adequate, and maintains insurance against such other risks as management of Basin deems appropriate. Neither Basin nor its Subsidiaries own any real property. All real and personal property leased by Basin, as described or referred to in the Registration Statement, Disclosure Package and the Prospectus, is held by Basin and the Subsidiaries, as applicable, under valid and enforceable leases. The executive offices and other facilities of Basin (the “Premises”), and all operations presently or formerly conducted thereon by Basin or the Subsidiaries or any predecessors thereof, are now and, since Basin or the Subsidiaries began to use such Premises, always have been and, to the knowledge of Basin prior to when Basin or the Subsidiaries began to use such Premises, always had been, in compliance with all federal, state and local statutes, ordinances, regulations, rules, standards and requirements of common law concerning or relating to industrial hygiene and the protection of health and the environment (collectively, the “Environmental Laws”), except to the extent that any failure in such compliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. To the knowledge of Basin, there are no conditions on, about, beneath or arising from the Premises or in close proximity to the Premises or at any other location that might give rise to liability, the imposition of a statutory lien upon Basin or the Subsidiaries or require a “Response,” “Removal” or “Remedial Action,” as defined herein, under any Environmental Law, or affect the quality of the surface water withdrawn by Basin, and that would materially adversely affect the Business Conditions of Basin, except as described in the Registration Statement, the Disclosure Package or the Prospectus. Except as disclosed in the Registration Statement, Disclosure Package or the Prospectus, (i) neither Basin nor the Subsidiaries has received notice or has knowledge of any claim, demand, investigation, regulatory action, suit or other action instituted or threatened against Basin or the Subsidiaries or any portion of the Premises or any parcel in close proximity to the Premises, relating to any of the Environmental Laws and (ii) neither Basin nor the Subsidiaries has received any notice of material violation, citation, complaint, order, directive, request for information or response thereto, notice letter, demand letter or compliance schedule to or from any governmental or regulatory agency, arising out of or in connection with “hazardous substances” (as defined by applicable Environmental Laws) on, about, beneath, arising from or generated at the Premises, near the Premises or at any other location. As used in this subsection, the terms “Removal,” “Remedial Action” and “Response” shall have the respective meanings assigned to such terms under Sections 101(23)-101(25) of the Comprehensive Environmental Response, Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act, 42 U.S.C. 9601(23)-9601(25).

bb. Except as described in the Registration Statement, the Disclosure Package or the Prospectus, each of Basin and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Management of Basin is currently designing, refining and documenting disclosure controls and procedures (as defined in Exchange Act Rules 13a-15 and 15d-15) for Basin that are being designed to ensure that (i) information required to be disclosed by Basin in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the SEC’s rules and forms and (ii) information required to be disclosed by Basin in the reports that it files or submits under the Exchange Act is accumulated and communicated to Basin’s principal executive and principal financial officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure. It is Basin’s management’s current intention to become fully compliant in all respects with the applicable laws, and related rules and regulations of the SEC, regarding disclosure controls and procedures on or before the date on which such laws, rules or regulations become applicable to Basin.

cc. Basin is in compliance with all currently effective provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder (the “Sarbanes-Oxley Act”) that are applicable, or will be applicable as of the Closing Date, to Basin.

dd. Basin, the Subsidiaries and any Related Employer (which for purposes of this Paragraph means any entity that with Basin or the Subsidiaries is a member of a controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code of 1986, as amended (the “Code”), is, individually or collectively, a trade or business under common control within the meaning of Section 414(c) of the Code, or is a member of the same affiliated service group within the meaning of Section 414(m) of the Code) have established, maintain, contribute to, are required to contribute to, are a party to, or are bound by certain pension, retirement, profit-sharing plans, deferred compensation, bonus, or other incentive plans, or medical, vision, dental, or other health plans, or life insurance or disability plans, or any other employee benefit plans, programs, arrangements, agreements, or understandings, some of which are subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and the rules and regulations thereunder (“Plans”). Any disclosure regarding the Plans required under the Act or the Exchange Act has been made in the Registration Statement, the Disclosure Package and the Prospectus. All Plans that are subject to ERISA are in compliance with ERISA in all material respects, and, to the extent a Plan is intended to be tax-qualified within the meaning of Section 401(a) of the Code, such Plan is in compliance with the Code and is the subject of a current favorable determination or opinion letter from the Internal Revenue Service as to its tax qualification. Except as disclosed in the Notes to the Financial Statements of Basin included in the Registration Statement, the Disclosure Package and the Prospectus, no Plan is an employee pension benefit plan that is subject to Part 3 of Subtitle B of Title I of ERISA, a defined benefit plan subject to Title IV of ERISA, or a multiemployer plan. Except as disclosed in the Notes to the Financial Statements of Basin included in the Registration Statement, the Disclosure Package and the Prospectus, none of Basin, the Subsidiaries or any Related Employer maintains or has maintained retiree life or retiree health insurance plans that are employee welfare benefit plans providing for continuing benefit or coverage for any employee or any beneficiary of any employee after such employee’s termination of employment, except as required by Section 4980B of the Code and except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus. No fiduciary or other party in interest with respect to any of the Plans has caused any of such Plans to engage in a prohibited transaction as defined in Section 406 of

ERISA and Section 4975 of the Code. As used in this subsection, the terms “defined benefit plan,” “employee benefit plan,” “employee pension benefit plan,” “employee welfare benefit plan,” “fiduciary” and “multiemployer plan” shall have the respective meanings assigned to such terms in Section 3 of ERISA.

ee. Except as disclosed in the Registration Statement, the Disclosure Package or the Prospectus, (i) there is (A) no unfair labor practice complaint pending or, to the knowledge of Basin or its Subsidiaries, threatened against Basin or any of its Subsidiaries before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements pending or, to the knowledge of Basin or its Subsidiaries, threatened, against Basin or any of its Subsidiaries, (B) no strike, labor dispute, slowdown or stoppage pending or, to the knowledge of Basin, threatened against Basin or any of its Subsidiaries and (C) no union representation question existing with respect to the employees of Basin or any of its Subsidiaries and, to the knowledge of Basin and its Subsidiaries, no union organizing activities taking place and (ii) there has been no material violation of any federal, state or local law relating to discrimination in hiring, promotion or pay of employees or of any applicable wage or hour laws. Basin currently has no knowledge of any existing or threatened labor disturbance by or dispute with the employees of any of the principal suppliers, contractors or customers of Basin or any of the Subsidiaries that would have a Material Adverse Effect.

ff. There are no contracts, agreements or understandings between Basin, its Subsidiaries and/or any person that would give rise to a valid claim against Basin, its Subsidiaries and/or any of the Underwriters for a brokerage commission, finder’s fee or other like payment in connection with the transactions contemplated herein, the Registration Statement, the Disclosure Package and the Prospectus or in any contracts, agreements, understandings, payments, arrangements or issuances with respect to Basin, its Subsidiaries or, to the knowledge of Basin and its Subsidiaries, any of its officers, directors, stockholders, employees or affiliates that may affect the Underwriters’ compensation as determined by the NASD.

gg. Basin and its Subsidiaries are insured by the insurers of recognized financial responsibility against such losses and risks and in such amounts as are customary in the businesses in which they are engaged; and neither Basin nor any of its Subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue the business of Basin at a cost that would not have a Material Adverse Effect.

hh. Basin has not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.

ii. Basin is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds therefor described in the Registration Statement, Disclosure Package and the Prospectus will not be, an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended. None of the Subsidiaries is an “investment company” as defined in the Investment Company Act of 1940, as amended.

jj. Basin and its Subsidiaries have received all permits, licenses, franchises, authorizations, registrations, qualifications and approvals (collectively, “Permits”) of governmental or regulatory authorities as may be required of them to own their properties and conduct their businesses in the manner described in the Registration Statement, the Disclosure Package and the Prospectus subject to such qualifications as may be set forth in the Registration Statement, the Disclosure Package and the Prospectus, respectively, except for failures to have Permits that would not reasonably be expected to have a Material Adverse Effect; and Basin and its Subsidiaries have fulfilled and performed all of their obligations with respect to such Permits and no event has occurred which allows or, after notice or lapse of time or both, would allow revocation or termination thereof or result in any other impairment of the rights of the holder of any such Permit, subject in each case to such qualifications as may be set forth in the Registration Statement, the Disclosure Package and the Prospectus or as would not reasonably be expected to have a Material Adverse Effect; and, except as described in the Registration Statement, the Disclosure Package and the Prospectus, such Permits contain no restrictions that materially affect the ability of Basin and its Subsidiaries to conduct their businesses.

kk. No statement, representation, warranty or covenant made by Basin or any of the Subsidiaries in this Agreement or in any certificate or document required by this Agreement to be delivered to the Representatives is, or as of the Closing Date or any Option Closing Date will be, inaccurate, untrue or incorrect in any material respect. No relationship, direct or indirect, exists between or among Basin and its Subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of Basin or its Subsidiaries, on the other hand, which is required to be described in the Registration Statement, the Disclosure Package and the Prospectus and which is not so described. There are no outstanding loans, advances or guarantees of indebtedness by Basin or its Subsidiaries to or for the benefit of any of the officers or directors of Basin or its Subsidiaries or any of their respective immediate family members, except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus.

ll. None of Basin, the Subsidiaries or any officer, director, employee, partner, agent or other person acting on behalf of Basin or the Subsidiaries has, directly or indirectly, given or agreed to give any money, property or similar benefit or consideration to any customer or supplier (including any employee or agent of any customer or supplier) or official or employee of any agency or instrumentality of any government (foreign or domestic) or political party or candidate for office (foreign or domestic) or any other person who was, is or in the future may be in a position to affect the Business Conditions of Basin or any of the Subsidiaries or any actual or proposed business transaction of Basin or any of the Subsidiaries that (i) could subject Basin or any of the Subsidiaries to any liability (including, but not limited to, the payment of monetary damages) or penalty in any civil, criminal or governmental action or proceeding or (ii) with respect to Basin, the Subsidiaries or any officer or director thereof, violates any law, rule or regulation to which Basin or any of the Subsidiaries is subject.

mm. Basin’s board of directors has validly appointed an audit committee whose composition satisfies the requirements of the Exchange Act, the rules and regulations of the SEC adopted thereunder and Rules 4200 and 4350 of the rules of the NASD that are applicable, or will be applicable as of the Closing Date. Basin’s audit committee has adopted a charter that satisfies the Exchange Act, the rules and regulations of the SEC adopted thereunder and Rules

4200 and 4350 of the NASD Rules that are applicable, or will be applicable as of the Closing Date.

nn. Any certificate signed by any officer of Basin or any of the Subsidiaries in such capacity and delivered to the Representatives or to counsel for the Underwriters pursuant to this Agreement shall be deemed a representation and warranty by Basin or the Subsidiaries, as the case may be, to the Underwriters as to the matters covered thereby.

oo. At the time of filing the Registration Statement and as of the date of the execution and delivery of this Agreement (with such date being used as the determination date for purposes hereof), Basin was not and is not an Ineligible Issuer (as defined in Rule 405 of the Act), without taking account of any determination by the SEC pursuant to Rule 405 of the Act that it is not necessary that Basin be considered an Ineligible Issuer.

pp. The Registration Statement, the Disclosure Package, the Prospectus and any Preliminary Prospectus comply, and any further amendments or supplements thereto will comply, with any applicable laws or regulations of foreign jurisdictions in which the Registration Statement, the Disclosure Package, the Prospectus or any Preliminary Prospectus, as amended or supplemented, if applicable, are distributed in connection with the Directed Share Program. No authorization, approval, consent, order, registration or qualification of or with any court or governmental or regulatory authority, other than such as have been obtained, is required under the securities laws and regulations of foreign jurisdictions in which the Directed Shares are offered outside the United States. Neither Basin nor, to the knowledge of Basin, any other person associated with or acting on behalf of Basin, including without limitation any director, officer, agent or employee of Basin, has offered or caused the Underwriters to offer any of the Firm Shares to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence a customer, supplier or other business associate of Basin to alter the customer’s, supplier’s or other such person’s level or type of business with Basin or a trade journalist or publication to write or publish favorable information about Basin or its products.

2. Intentionally Omitted.

3. Purchase and Sale of Firm Shares; Payment and Delivery.

a. On the basis of the representations, warranties, covenants and agreements contained herein, but subject to the terms and conditions set forth herein Basin shall sell the Firm Shares to the several Underwriters at a net offering price of $                 per share (representing the Offering Price less underwriting discounts and commissions of $                 per Share) (the “Purchase Price”), and the Underwriters, severally and not jointly, shall purchase from Basin on a firm commitment basis, at the Purchase Price, the respective amounts of Firm Shares set forth opposite their names on Schedule I hereto. In making this Agreement, each Underwriter is contracting severally and not jointly, and except as provided in Sections 4 and 11 hereof, the agreement of each Underwriter is to purchase only that number of Shares specified with respect to that Underwriter in Schedule I hereto. The Underwriters shall offer the Shares to the public as set forth in the Prospectus.

b. Basin is advised by the Representatives that the Underwriters propose to make a public offering of their respective portions of the Shares promptly after the Registration Statement and this Agreement have become effective. Basin is further advised by you, the Representatives, that the Shares are to be offered to the public initially at the Offering Price and to certain dealers selected by Basin at a price that represents a selling concession of not more than $                 per Share below the Offering Price, and that any Underwriter may allow, and such dealers may re-allow, a selling concession, not in excess of $                 per Share, to any Underwriter or to certain other dealers.

c. Payment for the Firm Shares shall be made by certified or official bank check or checks payable to the order of Basin in New York Clearing House (next day) funds, at the offices of Latham & Watkins LLP, 12636 High Bluff Drive, Suite 400, San Diego, California, or at Basin’s option in immediately available funds wired to such accounts as Basin may specify, against delivery of the Firm Shares to the Representatives at the offices of Latham & Watkins LLP, 12636 High Bluff Drive, Suite 400, San Diego, California for the respective accounts of the Underwriters. Such payment and delivery will be made at 7:00 a.m., Los Angeles, California time, on the third business day after the date of this Agreement, or at such other time on the same or such other date, not later than seven business days thereafter as shall be designated in writing by the Representatives. Such time and date are referred to herein as the “Closing Date.” The certificates representing the Firm Shares to be sold and delivered will be in such denominations and registered in such names as the Representatives requests not less than two full business days prior to the Closing Date, and, if certificated, will be made available to the Representatives for inspection, checking and packaging at the Philadelphia correspondent office of Basin’s transfer agent not less than one full business day prior to the Closing Date.

4. Option to Purchase Optional Shares.

a. For the purposes of covering any over-allotments in connection with the distribution and sale of the Firm Shares as contemplated by the Prospectus, on the basis of the representations, warranties, covenants and agreements contained herein, but subject to the terms and conditions herein set forth, the several Underwriters are hereby granted an option by Basin to purchase all or any part of the Optional Shares (the “Over-allotment Option”). The purchase price to be paid for the Optional Shares shall be equal to the Purchase Price. The Over-allotment Option granted hereby may be exercised by the Representatives on behalf of the several Underwriters as to all or any part of the Optional Shares at any time and from time to time within 30 days after the date of the Prospectus. The Underwriters shall not be under any obligation to purchase any Optional Shares prior to an exercise of the Over-allotment Option.

b. The Over-allotment Option granted hereby may be exercised by the Representatives on behalf of the several Underwriters by giving notice to Basin by a letter sent by registered or certified mail, postage prepaid or facsimile (such notice to be effective when received), addressed as provided in Section 13 hereof, setting forth the number of Optional Shares to be purchased, the date and time for delivery of and payment for the Optional Shares and stating that the Optional Shares referred to therein are to be used for the purpose of covering over-allotments in connection with the distribution and sale of the Firm Shares. If such notice is given at least two full business days prior to the Closing Date, the date set forth therein for such delivery and payment shall be not earlier than the Closing Date. If such notice is given after two full business days prior to the Closing Date, the date set forth therein for such delivery and payment shall be a date selected by the Representatives not later than five full business days after the exercise of the Over-allotment Option. The date and time set forth in such a notice is referred to herein as an “Option Closing Date,” and a closing held pursuant to such a notice is referred to herein as an “Option Closing.” Upon each exercise of the Over-allotment Option, and on the basis of the representations, warranties, covenants and agreements herein contained, and subject to the terms and conditions herein set forth, the several Underwriters shall become, severally and not jointly, obligated to purchase from Basin the number of Optional Shares specified in each notice of exercise of the Over-allotment option (allocated among them in accordance with Section 4(c) of this Agreement.)

c. The number of Optional Shares to be purchased by each Underwriter pursuant to each exercise of the Over-allotment Option shall be the number that bears the same ratio to the aggregate number of Optional Shares being purchased through such Over-allotment Option exercise as the number of Firm Shares opposite the name of such Underwriter in Schedule I hereto bears to the total number of all Firm Shares. Notwithstanding the foregoing, the number of Optional Shares purchased and sold pursuant to each exercise of the Over-allotment Option shall be subject to such adjustment as the Representatives may approve to eliminate fractional shares and subject to the provisions for the allocation of Optional Shares purchased for the purpose of covering over-allotments set forth in the agreement entered into by and among the Underwriters in connection herewith (the “Agreement Among Underwriters”).

d. Payment for the Optional Shares shall be made to Basin with respect to the Optional Shares sold by Basin by certified or official bank check payable to the order of Basin, in New York Clearing House (next day) funds, at the offices of Latham & Watkins LLP, 12636 High Bluff Drive, Suite 400, San Diego, California, or such other place as shall be agreed upon by Basin and the Representatives, or at the option of Basin, in immediately available funds wired to such accounts as Basin may specify, against delivery of the Optional Shares to the Representatives at the offices of Latham & Watkins LLP, 12636 High Bluff Drive, Suite 400, San Diego, California, for the respective accounts of the Underwriters. The certificates representing the Optional Shares to be issued and delivered will be in such denominations and registered in such names as the Representatives request upon reasonable notice prior to such Option Closing Date, and, if certificated, will be made available to the Representatives for inspection, checking and packaging at a reasonable time in advance of such Option Closing Date.

5. Certain Covenants and Agreements of Basin. Basin covenants and agrees with the several Underwriters as follows:

a. If Rule 430A of the Regulations is employed, Basin will timely file the Prospectus pursuant to and in compliance with Rule 424(b) of the Regulations and will advise the Representatives of the time and manner of such filing.

b. Basin will not file with the SEC the Prospectus, any amendment or supplement to the Prospectus or any amendment to the Registration Statement or the Disclosure Package, and will not use, authorize, refer to or file any Issuer Free Writing Prospectus, unless the Representatives has received a reasonable period of time to review any such proposed amendment, supplement or Issuer Free Writing Prospectus and consented thereto, such consent not to be unreasonably withheld, and, as to amendments, will use its reasonable best efforts to cause any such amendment to the Registration Statement to be declared effective as promptly as possible. Upon reasonable request of the Representatives or counsel for the Underwriters, Basin will promptly prepare and file with the SEC, in accordance with the Regulations of the SEC, any amendments to the Registration Statement or amendments or supplements to the Prospectus or the Disclosure Package that may be necessary or advisable in connection with the distribution of the Shares by the several Underwriters and will use their reasonable best efforts to cause any such amendment to the Registration Statement to be declared effective as promptly as possible. If required, Basin will file any amendment or supplement to the Prospectus or the Disclosure Package with the SEC in the manner and within the time period required by Rule 424(b) or Rule 433 under the Act. Basin will advise the Representatives, promptly after receiving notice thereof, of the time when the Registration Statement or any amendment thereof has been filed or declared effective or the Prospectus or the Disclosure Package or any amendment or supplement thereto has been filed and will provide evidence to the Representatives of each filing or effectiveness.

c. Basin will promptly advise the Representatives, and confirm such advice in writing, (i) when any post-effective amendment to the Registration Statement is filed with the SEC under Rule 462(c) under the Act or otherwise, (ii) when any Rule 462(b) Registration Statement is filed, (iii) of the receipt of any comments from the SEC concerning the Registration Statement, (iv) when any post-effective amendment to the Registration Statement becomes effective, or when any supplement to the Prospectus or the Disclosure Package or any amended Prospectus or the Disclosure Package has been filed, (v) of any request of the SEC for amendment or supplementation of the Registration Statement, the Disclosure Package or the Prospectus or for additional information, (vi) during the period a prospectus is required to be delivered under the Act and Regulations (the “Prospectus Delivery Period”), of the happening of any event as a result of which any Prospectus would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading, (vii) during the Prospectus Delivery Period, of the need to amend the Registration Statement or supplement the Prospectus to comply with the Act, (viii) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, and (ix) of the suspension of the approval of the Shares for quotation on The Nasdaq National Market or the qualification of any of the Shares for offering or sale in any jurisdiction in which the Underwriters intend to make such offers or sales, or the initiation or threatening of any proceedings for any of such purposes known to Basin. Basin will use its reasonable best efforts to prevent the issuance of any such stop order or of any order preventing or suspending such use, and if any such order is issued, to obtain as soon as possible the lifting thereof.

d. Basin has delivered to the Representatives, without charge, as many copies of each Preliminary Prospectus as the Representatives has reasonably requested. Basin will deliver to the Representatives, the Disclosure Package, the Registration Statement and the Prospectus, and any supplements and amendments thereto, without charge, from time to time during the Prospectus Delivery Period, such number of copies of the Prospectus (as supplemented or amended) as the Representatives may reasonably request. Basin hereby consents to the use of such copies of the Disclosure Package and the Prospectus for purposes permitted by the Act, the Regulations and the securities or Blue Sky laws of the states or foreign jurisdictions in which the Shares are offered by the several Underwriters and by all dealers to whom Shares may be sold, both in connection with the offering and sale of the Shares and during the Prospectus Delivery Period. If requested by the Representatives in writing, Basin will furnish to the Underwriters at least one original signed copy of the Registration Statement as originally filed and of all amendments and supplements thereto, whether filed before or after the Effective Date, at least one copy of all exhibits filed therewith and of all consents and certificates of experts, and will deliver to the Representatives such number of conformed copies of the Registration Statement, including financial statements and exhibits, and all amendments thereto, as the Representatives may reasonably request.

e. Basin will comply with the Act, the Regulations, the Exchange Act and the rules and regulations of the SEC adopted thereunder so as to permit the continuance of sales of and dealings in the Shares for as long as may be necessary to complete the distribution of the Shares as contemplated hereby.

f. Basin will furnish such information and pay such filing fees and other expenses as may be required, and otherwise cooperate in the registration or qualification of the Shares, or exemption therefrom, for offering and sale by the several Underwriters and by dealers under the securities or Blue Sky laws of such jurisdictions in which the Representatives determines to offer the Shares, after consultation with Basin, and will file such consents to service of process or other documents necessary or appropriate in order to effect such registration or qualification; provided, however, that no such qualification shall be required in any jurisdiction where, solely as a result thereof, Basin would be subject to taxation or qualification as a foreign corporation doing business in such jurisdiction where it is not now so qualified or to take any action which would subject it to service of process in suits, other than those arising out of the offering or sale of the Shares, in any jurisdiction where it is not now so subject. Basin will, from time to time, prepare and file such statements and reports as are or may be required to continue such qualification in effect for so long a period as is reasonably requested by the Underwriters for such offering and sale. Basin will furnish such information and pay such filing fees and other expenses as may be required, and otherwise cooperate in the inclusion of the Shares for quotation on The Nasdaq National Market.

g. Subject to Section 5(b) of this Agreement, in case of any event (occurring at any time within the Prospectus Delivery Period), as a result of which the Disclosure Package or the Prospectus, as then amended or supplemented, would contain an untrue statement of a material fact, or omit to state any material fact necessary in order to make the statements therein in light of the circumstances under which they were made not misleading, or, if it is necessary at any time to amend any of the Disclosure Package or the Prospectus to comply with the Act or the Regulations or any applicable securities or Blue Sky laws, Basin promptly will prepare and file with the SEC, and any applicable state and foreign securities commission, an amendment, supplement or document that will correct such statement or omission or effect such compliance and will furnish to the several Underwriters such number of copies of such amendments, supplements or documents (in form and substance reasonably satisfactory to the Representatives and counsel for the Representatives) as the Representatives may reasonably request. For purposes of this Section 5(g), Basin will provide such information to the Representatives, the Underwriters’ counsel and counsel to Basin as shall be necessary to enable such persons to consult with Basin with respect to the need to amend or supplement the Disclosure Package or the Prospectus or to file any document, and shall furnish to the Representatives and the

Underwriters’ counsel such further information as each may from time to time reasonably request.

h. Basin agrees that, unless it obtains the prior written consent of the Representatives, it will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 of the Act) required to be filed by Basin with the SEC or retained by Basin under Rule 433 of the Act; provided that the prior written consent of the Representatives hereto shall be deemed to have been given in respect of the free writing prospectuses included in Schedule II hereto. Any such free writing prospectus consented to by the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus”. Basin agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 of the Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the SEC, legending and record keeping.

i. Basin will make generally available to its security holders not later than 45 days after the end of the period covered thereby, an earnings statement of Basin (which need not be audited unless required by the Act or the Regulations) that shall comply with Section 11(a) of the Act or Rule 158 thereunder and cover a period of at least 12 consecutive months beginning not later than the first day of Basin’s fiscal quarter next following the Effective Date (or, if later, the effective date of the Rule 462(b) Registration Statement).

j. During the Prospectus Delivery Period, Basin shall file, on a timely basis, with the SEC all reports and documents required to be filed under the Exchange Act. Additionally, Basin shall file with the SEC such information on Form 10-Q or Form 10-K as may be required by Rule 463 under the Act.

k. Prior to the Closing Date, Basin will issue no press release or other communications directly or indirectly and hold no press conference with respect to Basin or its subsidiaries, the condition, financial or otherwise, or the earnings, business, operations or prospects of any of them, or the offering of the Shares without the prior written consent of the Representatives unless in the judgment of Basin and its counsel, and after notification to the Representatives such press release or communication is required by law.

l. For a period of two years from the Effective Date, Basin will deliver to the Representatives and, upon request, to each of the Underwriters: (i) a copy of each report or document, including, without limitation, reports on Forms 8-K, 10-K and 10-Q (or such similar forms as may be designated by the SEC), registration statements and any exhibits thereto, filed or furnished to the SEC or any securities exchange or the NASD, on the date each such report or document is so filed or furnished; (ii) as soon as practicable, copies of any reports or communications (financial or other) of Basin mailed to its security holders; and (iii) every material press release in respect of Basin or its affairs that is released by Basin.

m. During the course of the distribution of the Shares, Basin and its Subsidiaries will not and Basin shall cause its officers and directors not to, (i) take, directly or indirectly, any action designed to, or that could reasonably be expected to, cause or result in stabilization or manipulation of the price of the Common Stock or (ii) sell, bid for, purchase or pay anyone any compensation for soliciting purchases of, the Shares.

n. Basin has obtained from each person listed on Schedule III and delivered to the Representatives and the Underwriters’ counsel, prior to the date of this Agreement, an executed agreement (a “Lock-up Agreement”) which provides that from the date of the Lock-up Agreement and for a period of 180 days from the Effective Date, such persons will not, subject to certain exceptions, without the prior written consent of the Representatives, directly or indirectly, (i) offer to sell, sell, pledge, contract to sell or otherwise transfer or dispose of, any Common Stock, any options or warrants to purchase Common Stock or any securities convertible into, exercisable or exchangeable for Common Stock owned by such person, acquired (including upon exchange or conversion of any convertible or exchangeable securities of Basin) by such person or with respect to which such person beneficially owns or has the power of disposition now or at any time during such restricted period (the “Securities”), (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Securities, whether any such swap transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise, (iii) engage in any short selling of any of the Securities or (iv) publicly disclose the intention to do any of the foregoing. Appropriate stop transfer instructions will be issued by Basin to the transfer agent for the Common Stock and a copy of such instructions will be delivered to the Representatives.

o. During the period commencing on the date hereof and ending on the 180th day following the date of the Prospectus, Basin will not, without the prior written consent of Janney Montgomery Scott, LLC (which consent may be withheld at the sole discretion of Janney Montgomery Scott, LLC), directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open “put equivalent position” or liquidate or decrease a “call equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of or transfer (or enter into any transaction which is designed to, or would reasonably be expected to, result in the disposition of), or announce the offering of, or file any registration statement under the Act in respect of, any shares of Common Stock, options or warrants to acquire shares of the Common Stock or securities exchangeable or exercisable for or convertible into shares of Common Stock (other than as contemplated by this Agreement with respect to the Shares); provided, however, that Basin may (i) issue shares of its Common Stock or options to purchase its Common Stock, or Common Stock upon exercise of options, pursuant to any stock option, stock bonus or other stock plan or arrangement described in the Prospectus, (ii) file a registration statement on Form S-8 with respect to the shares of Common Stock subject to the stock options issued or to be issued pursuant to any stock option, stock bonus or other stock plan or arrangement described in the Prospectus, (iii) upon the conversion of Basin’s Series A or Series B Preferred Stock, (iv) in connection with a strategic partnership, joint venture, collaboration, lending or other similar arrangement, or (v) in connection with the acquisition or license by Basin of any business, products or technologies; provided, further, that the shares issuable under clauses (iv) and (v) shall not exceed, in the aggregate during such 180-day period, five percent (5%) of the Company’s outstanding capital stock measured as of the Closing Date, including the Shares to be issued and sold hereunder. Notwithstanding the foregoing, if (x) during the last 17 days of the 180-day restricted period Basin issues an earnings release or material news or a material event relating to Basin occurs, or (y) prior to the expiration of the

180-day restricted period, Basin announces that it will release earnings results during the 16-day period beginning on the last day of the 180-day period, the restrictions imposed in this clause shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. Basin will provide the Representatives with prior notice of any announcement described in clause (y) of the preceding sentence that gives rise to an extension of the restricted period; provided, however, that this sentence shall not apply if the research published or distributed on Basin is compliant under Rule 139 of the Securities Act and Basin’s securities are actively traded as defined in Rule 101(c)(1) of Regulation M of the Exchange Act.

p. For a period of two years from the Effective Date, Basin will use all reasonable efforts to maintain the listing of the Common Stock (including, without limitation, the Shares) on The Nasdaq National Market or on a national securities exchange.

q. Basin shall, at its sole cost and expense, supply and deliver to the Representatives and the Underwriters’ counsel, within a reasonable period from the Closing Date, up to six sets of transaction binders in such form and content as the Representatives reasonably requests.

r. Basin will apply the net proceeds from the sale of the Shares hereunder substantially in accordance with the description set forth under the caption “Use of Proceeds” in the Prospectus.

s. Basin shall engage and maintain, at its expense, a registrar and transfer agent for the Common Stock.

t. Until the delivery of the earnings statement referred to in Section 5(i) of this Agreement, Basin will comply with all applicable securities and other laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act, and use its commercially reasonable efforts to cause Basin directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes-Oxley Act.

u. In connection with the Directed Share Program, Basin will ensure that the Directed Shares will be restricted to the extent required by the NASD or the NASD rules from sale, transfer, assignment, pledge or hypothecation for a period of 180 days following the date of the effectiveness of the Registration Statement. Janney Montgomery Scott LLC will notify Basin as to which Participants will need to be so restricted. Basin will direct the transfer agent to place stop transfer restrictions upon such securities for such period of time. Furthermore, Basin will comply with all applicable securities and other applicable laws, rules and regulations in each foreign jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program.

6. Certain Covenants and Agreement of Underwriters. The Underwriters agree that, unless the Representatives obtain the prior written consent of Basin, they will not make any offer relating to the Shares that would constitute a “free writing prospectus” (as defined in Rule 405 of the Act) required to be filed by Basin with the SEC or retained by Basin under Rule 433 of the Act; provided that the prior written consent of Basin shall be deemed to have been given in respect of the free writing prospectuses included in Schedule II hereto. Any such free writing prospectus consented to by Basin is hereinafter deemed to be a Permitted Free Writing Prospectus.

7. Payment of Fees and Expenses.

a. Whether or not the transactions contemplated by this Agreement are consummated and regardless of the reason this Agreement is terminated, Basin will pay or cause to be paid, and bear or cause to be borne, all costs and expenses incident to the performance of the obligations of Basin under this Agreement, including: (i) the fees, disbursements and expenses of the accountants and counsel for Basin incurred in the preparation of the Registration Statement and any post-effective amendments thereto (including financial statements and exhibits), the Disclosure Package, any Preliminary Prospectuses and the Prospectus and any amendments or supplements thereto; (ii) printing and mailing expenses associated with the Registration Statement and any post-effective amendments thereto, the Disclosure Package, any Preliminary Prospectus, the Prospectus, this Agreement, the Agreement Among Underwriters and related documents as may be required in connection with the offering, purchase, sale, issuance and delivery of the Shares and the Blue Sky Memorandum (and any supplement thereto); (iii) the costs and expenses (other than fees and expenses of the Underwriters’ counsel, except such fees incurred in connection with Blue Sky and NASD filings or exemptions as provided herein not to exceed $15,000) incident to the authentication, issuance, sale and delivery of the Shares to the Underwriters; (iv) the fees, expenses and all other costs of qualifying the Shares for sale under the securities or Blue Sky laws of those states in which the Shares are to be offered or sold, including the reasonable fees and expenses of Underwriters’ counsel and such local counsel as may have been reasonably required and retained for such purpose; (v) the fees, expenses and other costs of, or incident to, securing any review or approvals by or from the NASD (including the fees and expenses of the Underwriters’ counsel, not to exceed $15,000; (vi) the filing fees of the SEC; (vii) the cost of furnishing to the Underwriters copies of the Registration Statement, the Disclosure Package, any Preliminary Prospectuses and Prospectuses as herein provided; (viii) the costs and expenses associated with settlement in same day funds (including, but not limited to, interest or cost of funds expenses), if desired by Basin; (ix) any fees or costs payable to The Nasdaq National Market as a result of the offering; (x) the cost of preparing, issuing and delivery to the Underwriters of any certificates evidencing the Shares; (xi) the reasonable costs incurred by the Representatives of advertising the offering, not to exceed $15,000; (xii) all taxes, if any, on the issuance, delivery and transfer of the Shares sold by Basin; (xiii) the costs and expenses of Basin relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of Basin, travel and lodging expenses of the Representatives and officers of Basin and any such consultants, and the cost of any aircraft chartered in connection with the road show (it being understood that the Underwriters shall be responsible for paying travel and lodging expenses of the representatives of the Underwriters, and any ground transportation used by representatives of Basin or the Underwriters in connection with the road show); (xiv) all other costs and expenses reasonably incident to the performance of Basin’s obligations hereunder that are not otherwise specifically provided for in this Section 7(a); and (xv) all reasonable fees and disbursements of counsel incurred by the Underwriters in connection with the Directed Share Program and stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the Directed Share Program; provided, however, that, except as specifically set forth in Section 7(a) and 7(b) hereof, the Underwriters shall be responsible for their out-of-pocket expenses, including those associated with meetings with the brokerage community and institutional investors, other than Basin’s travel expenses, and the fees and expenses of their counsel for other than with respect to Blue Sky and NASD matters.

b. If (i) the Underwriters are willing to proceed with the offering of the Shares contemplated hereby, and the transactions contemplated by this Agreement are not consummated because Basin elects not to proceed with the offering for any reason or (ii) the Representatives terminate this Agreement pursuant to Section 11 hereof, then Basin will reimburse the Underwriters for their accountable out-of-pocket expenses relating to the offering (including but not limited to the reasonable fees and disbursements to its counsel); provided, however, such reimbursement shall not exceed $150,000. The Representatives shall present an accounting of all expenses for which reimbursement is claimed hereunder. If this Agreement is terminated or the offering is not consummated for any reason other than as set forth in the preceding sentence, Basin will not be obligated to reimburse the Underwriters for any amounts.

8. Conditions of Underwriters’ Obligations. The obligation of each Underwriter to purchase and pay for the Firm Shares that it has agreed to purchase hereunder on the Closing Date, and to purchase and pay for any Optional Shares as to which it exercises its right to purchase under Section 4 on an Option Closing Date, is subject at the date hereof, the Closing Date and any Option Closing Date to the continuing accuracy and fulfillment of the representations and warranties of Basin, to the performance by Basin of its covenants and obligations hereunder, and to the following additional conditions:

a. If required by the Regulations, the Prospectus shall have been filed with the SEC pursuant to Rule 424(b) of the Regulations within the applicable time period prescribed for such filing by the Regulations, or Basin shall have filed a post-effective amendment to the Registration Statement containing the information required by such Rule 430A, and such post-effective amendment shall have become effective. Basin shall have filed any material required to be filed by Basin with the SEC in the manner and within the time period required by Rule 433 of the Regulations, including the Issuer Free Writing Prospectus and the Other Free Writing Prospectus.

b. If Basin elects to rely upon Rule 462(b), Basin shall file a Rule 462(b) Registration Statement with the SEC in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and Basin shall at the time of filing either pay to the SEC the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act.

c. No stop order or other order preventing or suspending the effectiveness of the Registration Statement (including any document incorporated by reference therein), the 462(b) Registration Statement or any post-effective amendment to the Registration Statement or the sale of any of the Shares shall have been issued under the Act or any applicable state or foreign securities law, and no proceedings for that purpose shall have been initiated or shall be pending or, to the knowledge of Basin, shall be threatened by the SEC or by any authority in any jurisdiction designated by the Representatives pursuant to Section 4(f) of this Agreement. Any request on the part of the SEC or any applicable state or foreign securities authority for additional information shall have been complied with to the reasonable satisfaction of counsel for the Underwriters.

d. All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Shares and the form of the Registration Statement, the Disclosure Package and the Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters. Basin shall have furnished to such counsel all documents and information that they may have reasonably requested to enable them to pass upon such matters. The Representatives shall have received from the Underwriters’ counsel, Pepper Hamilton LLP an opinion, dated as of the Closing Date and any Option Closing Date, as the case may be, and addressed to the Representatives, as representatives of the several Underwriters, which opinion shall be satisfactory in all respects to the Representatives.

e. Janney Montgomery Scott LLC shall have received a copy of an executed Lock-up Agreement from each of the officers and directors of Basin and each of the holders of Common Stock of Basin set forth on Schedule III hereto.

f. On the Closing Date and any Option Closing Date, there shall have been delivered to the Representatives (i) the opinion of Latham & Watkins LLP, counsel for Basin, dated as of such date and addressed to the Representatives, as representatives of the several Underwriters, to such effect as is reasonably satisfactory to the Representatives; and (ii) the opinion of Foley and Lardner LLP, intellectual property counsel for Basin, dated as of such date and addressed to the Representatives, as representatives of the several Underwriters to such effect as is reasonably satisfactory to the Representatives.

g. At the Closing Date and any Option Closing Date: (i) the Registration Statement and any post-effective amendment thereto and the Disclosure Package and the Prospectus and any amendments or supplements thereto shall contain all statements that are required to be stated therein in accordance with the Act and Regulations, shall conform to the requirements of the Act and the Regulations in all materials respects, none of the Registration Statement or any post-effective amendment thereto shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein and none of the Disclosure Package and the Prospectus or any amendments or supplements thereto shall contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein (and in the case of the Prospectus, in light of the circumstances under which they were made) not misleading; or (ii) since the respective dates as of which information is given in the Registration Statement and any post-effective amendment thereto and the Disclosure Package and the Prospectus and any amendments or supplements thereto, except as otherwise stated therein, there shall have been no Material Adverse Effect from that set forth therein, whether or not arising in the ordinary course of business; (iii) since the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus or any amendment or supplement thereto, there shall have been no event or transaction, contract or agreement entered into by Basin or any of the Subsidiaries, other than in the ordinary course of business, that has not been, but would be required to be, set forth in the Registration Statement, the Disclosure

Package or the Prospectus; (iv) since the respective dates as of which information is given in the Registration Statement and any post-effective amendment thereto, or the Disclosure Package and the Prospectus and any amendments or supplements thereto, there shall have been no material adverse change, loss, reduction, termination or non-renewal of any contract to which Basin or any of the Subsidiaries is a party, that has not been, but would be required to be set forth in the Registration Statement, the Disclosure Package or the Prospectus; and (v) no action, suit or proceeding at law or in equity shall be pending or, to the knowledge of Basin, threatened against Basin or any of the Subsidiaries that would be required to be set forth in the Disclosure Package or the Prospectus, other than as set forth therein, and except as set forth in the Disclosure Package or the Prospectus, no proceedings shall be pending or, to the knowledge of Basin, threatened against or directly affecting Basin or any of the Subsidiaries before or by any federal, state or other commission, board or administrative agency wherein an unfavorable decision, ruling or finding would have a Material Adverse Effect.

h. The Representatives shall have received at the Closing Date and any Option Closing Date certificates of the Chief Executive Officer and the Chief Financial Officer of Basin dated as of the date of the Closing Date or Option Closing Date, as the case may be, and addressed to the Representatives, as representatives of the several Underwriters, to the effect that (i) the representations and warranties of Basin in this Agreement are true and correct, as if made at and as of the Closing Date or the Option Closing Date, as the case may be, and that Basin has complied with all the agreements, fulfilled all the covenants and satisfied all the conditions on its part to be performed, fulfilled or satisfied at or prior to the Closing Date or the Option Closing Date, as the case may be, and (ii) the signers of the certificate have carefully examined the Registration Statement, the Disclosure Package and the Prospectus and any amendments or supplements thereto, and (a) since their respective dates (including any such amendments or supplements), there has not occurred any Material Adverse Effect and (b) the conditions set forth in Section 5 hereof have been satisfied.

i. Intentionally Omitted.

j. On the date of each Statutory Prospectus, this Agreement and on the Closing Date or any Option Closing Date, as the case may be, Singer Lewak Greenbaum and Goldstein, LLP shall have furnished to the Representatives, at the request of Basin, letters, dated the respective dates of delivery thereof, and addressed to the Representatives, in form and substance reasonably satisfactory to the Representatives in all respects (including, without limitation, the non-material nature of the changes or decreases, if any, referred to in clause (iii) below):

i. confirming they are independent public accountants within the meaning of the Act and the Regulations, and stating that the section of the Registration Statement, the Disclosure Package and the Prospectus under the caption “Experts” is correct insofar as it relates to them;

ii. stating that, in their opinion, the financial statements and schedules of Basin audited by them and included in the Registration Statement, the Disclosure Package and the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act and the Regulations;

iii. stating that, on the basis of the specified procedures, which included the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information, as described in SAS No. 100, Interim Financial Information (with respect to the latest available unaudited financial statements of Basin), a reading of the latest available unaudited interim financial statements of Basin (with an indication of the date of the latest available unaudited interim financial statements), a reading of the minutes of the meetings of the shareholders and the Board of Directors of Basin and the Audit and Compensation Committees of such Board and inquiries to certain officers and other employees of Basin responsible for operational, financial and accounting matters and other specified procedures and inquiries, nothing has come to their attention that would cause them to believe that (A) the unaudited financial statements of Basin included in the Disclosure Package and the Registration Statement and related schedules, if any, (1) do not comply as to form in all material respects with the applicable accounting requirements of the Act and the Regulations, or (2) were not fairly presented in conformity with GAAP or statutory accounting practices on a basis substantially consistent with that of the audited financial statements and related schedules included in the Disclosure Package and the Registration Statement; or (B) at a specified date not more than one business day prior to the date of such letter, there was any change in the capital stock (other than the issuance of capital stock upon the exercise of options granted under plans disclosed in the Prospectus or otherwise outstanding and disclosed in the Disclosure Package or the Prospectus), increase in long-term debt of Basin or any decrease in net current assets or shareholders equity of Basin as compared with the amounts shown in the December 31, 2005 audited balance sheets of Basin included the Registration Statement or that for the periods from December 31, 2005 to the date of the latest available unaudited financial statements of Basin and to a specified date not more than one business day prior to the date of the letter, there were any decreases, as compared to the corresponding periods in the prior year, in operating income or total or per share amounts of net income, except in all instances for changes, decreases or increases that the Registration Statement discloses have occurred or may occur and except for such other changes, decreases or increases which the Underwriters shall in their sole discretion accept;

iv. stating that they have compared specific dollar amounts (or percentages derived from such dollar amounts), numbers of shares and other numerical data and financial information set forth in the Registration Statement that have been specified by the Representatives prior to the date of this Agreement (in each case to the extent that such dollar amounts, percentages and other information is derived from the general accounting records subject to the internal controls of Basin’s or the Subsidiaries’ accounting systems, or has been derived directly from such accounting records by analysis or comparison or has been derived from other records and analyses maintained or prepared by Basin or the Subsidiaries) with the results obtained from the application of readings, inquiries and other appropriate procedures set forth in the letter, and found them to be in agreement. All financial statements and schedules included in material incorporated by reference into the Prospectus shall be deemed included in the Registration Statement for purposes of this subsection.

v. provided, that the letter delivered on the Closing Date or the Option Closing Date, as the case may be, shall use a “cut-off” date no more than one business day prior to such Closing Date or such Option Closing Date, as the case may be.

k. All corporate and other proceedings and other matters incident to the authorization and validity of this Agreement and the form of the Registration Statement and the Prospectus and all other legal matters related to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all respects to counsel to the Underwriters. Basin shall have furnished to such counsel all documents and information that they shall have reasonably requested to enable them to pass upon such matters.

l. The Shares shall have been designated for inclusion in The Nasdaq National Market.

m. The NASD shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

n. At the Closing Date and any Option Closing Date, the Representatives shall have been furnished such additional documents, information and certificates as they shall have reasonably requested.

All such opinions, certificates, letters and documents shall be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to the Representatives and the Underwriters’ counsel. Basin shall furnish the Representatives with such conformed copies of such opinions, certificates, letters and other documents as it shall reasonably request. If any condition to the Underwriters’ obligations hereunder to be fulfilled prior to or at the Closing Date or any Option Closing Date, as the case may be, is not fulfilled, the Representatives may on behalf of the several Underwriters, terminate this Agreement with respect to the Closing Date or such Option Closing Date, as applicable, or, if they so elect, waive any such conditions which have not been fulfilled or extend the time for their fulfillment. Any such termination shall be without liability of the Underwriters to Basin, except that Section 7 and Section 9 shall at all times be effective and shall survive such termination.

9. Indemnification and Contribution.

a. Basin shall indemnify and hold harmless each Underwriter, and each person, if any, who controls each Underwriter within the meaning of the Act or the Exchange Act, against any and all loss, liability, claim, damage and expense whatsoever, including, but not limited to, any and all reasonable expenses incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever or in connection with any investigation or inquiry of, or action or proceeding that may be brought against, the respective indemnified parties, arising out of, based upon or caused by any breach of Basin’s representations and warranties made in this Agreement or any untrue statements or alleged untrue statements of material fact contained in the Registration Statement or any amendment thereof, any Preliminary Prospectus, the Disclosure Package or the Prospectus (as amended or supplemented if Basin shall have furnished any amendments or supplements thereto), any application or other document filed in any jurisdiction in order to qualify all or any part of the Shares under the securities laws thereof or filed with the SEC or the NASD (in this Section 9 collectively called “application”), or the omission or alleged omission to state in any of the foregoing a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the foregoing indemnity shall not apply in respect of any statement or omission made in reliance upon and in conformity with written information furnished to Basin by any Underwriter through the Representatives expressly for use in any Registration Statement or any amendment thereof, any Preliminary Prospectus, the Disclosure Package or the Prospectus (as amended or supplemented), or in any application or in any communication to the SEC, as the case may be. The obligations of Basin under this Section 9(a) will be in addition to any liability Basin may otherwise have.

b. Each Underwriter severally and not jointly, shall indemnify and hold harmless Basin, each of the directors of Basin, each of the officers of Basin who shall have signed the Registration Statement, and each other person, if any, who controls Basin within the meaning of the Act or the Exchange Act to the same extent as the foregoing indemnities from Basin to the Underwriters, but only with respect to any and all loss, liability, claim, damage and expense whatsoever, including, but not limited to, any and all reasonable expenses incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever or in connection with any investigation or inquiry of, or action or proceeding that may be brought against, the respective indemnified parties, arising out of, based upon or caused by any untrue statements or alleged untrue statements of material fact contained in the Registration Statement or any amendment thereof, any Preliminary Prospectus, the Disclosure Package or the Prospectus (as amended or supplemented), any application, or the omission or alleged omission to state in any of the foregoing a material fact required to be stated therein or necessary to make the statements therein not misleading made in reliance upon and in conformity with written information furnished to Basin by any Underwriter through the Representatives expressly for use in any Registration Statement or any amendment thereof, any Preliminary Prospectus, the Disclosure Package or the Prospectus (as amended or supplemented), or in any application or in any communication to the SEC, as the case may be. The obligations of each Underwriter under this Section 9(b) will be in addition to any liability which such Underwriter may otherwise have.

c. If any action, inquiry, investigation or proceeding is brought against any person in respect of which indemnification may be sought pursuant to Section 9(a) or (b) hereof, such person (hereinafter called the “indemnified party”) shall, promptly after notification of, or receipt of service of process for, such action, inquiry, investigation or proceeding, notify in writing the party or parties against whom indemnification is to be sought (hereinafter called the “indemnifying party”) of the institution of such action, inquiry, investigation or proceeding. The indemnifying party, upon the request of the indemnified party, shall assume the defense of such action, inquiry, investigation or proceeding, including, without limitation, the employment of counsel (reasonably satisfactory to such indemnified party) and payment of expenses. No indemnification provided for in this Section 9 shall be available to any indemnified party who shall fail to give such notice if the indemnifying party does not have knowledge of such action, inquiry, investigation or proceeding to the extent that such indemnifying party has been materially prejudiced by the failure to give such notice, but the omission to so notify the indemnifying party shall not relieve the indemnifying party otherwise than under this Section 9. Such indemnified party shall have the right to employ its or their own counsel in any such case, but the reasonable fees and expenses of such counsel shall be at the expense of such indemnified party unless the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such action or if the indemnifying party shall not have, within a reasonable period of time in light of the circumstances, employed counsel reasonably satisfactory to the indemnified party, to have charge of the defense of such action, inquiry, investigation or proceeding or if such indemnified party or parties shall have been advised by counsel that there may be a conflict between the positions of the indemnifying party or parties and of the indemnified party or parties or that there may be legal defenses available to such indemnified party or parties different from or in addition to those available to the indemnifying party or parties, in any of which events the indemnified party or parties shall be entitled to select counsel to conduct the defense to the extent determined by such counsel to be necessary to protect the interests of the indemnified party or parties, and the reasonable fees and expenses of such counsel shall be borne by the indemnifying party. The indemnifying party shall be responsible for the fees and disbursements of only one such counsel so engaged by the indemnified party or parties as a group. Expenses covered by the indemnification in this Section 9, as the case may be, shall be paid by the indemnifying party promptly after written request is submitted by the indemnified party. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action. Anything in this Section 9 or Section 10 to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement of a claim effected without its written consent, which consent shall not be unreasonably withheld. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for reasonable fees and expenses of counsel as contemplated above, the indemnifying party agrees that it shall be liable for any such settlement of any proceeding effected without its written consent if (x) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (y) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. Notwithstanding anything contained herein to the contrary, if indemnity may be sought pursuant to Section 9(e) hereof in respect of such action or proceeding, then in addition to such separate firm for the indemnified parties, the indemnifying party shall be liable for the reasonable fees and expenses of not more than one separate firm (in addition to any local counsel) for Janney Montgomery Scott LLC and the Janney Entities (as defined below) together for the defense of any losses, claims, damages and liabilities arising out of the Directed Share Program.

d. If the indemnification provided for in this Section 9 is unavailable or insufficient to hold harmless an indemnified party under Section 9(a) or (b) hereof in respect of any losses, liabilities, claims, damages or expenses (or actions, inquiries, investigations or proceedings in respect thereof) referred to therein, except by reason of the failure to give notice as required in Section 9(c) hereof (provided that the indemnifying party does not have knowledge of the action, inquiry, investigation or proceeding and to the extent such party has been materially prejudiced by the failure to give such notice), then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, liabilities, claims, damages or expenses (or actions, inquiries, investigations or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by Basin on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of Basin on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, liabilities, claims or expenses (or actions, inquiries, investigations or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by Basin on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by Basin bears to the total underwriting discount and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by Basin on the one hand or the Underwriters on the other hand and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 9 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

Basin and the Underwriters agree that it would not be just and equitable if contributions to this Section 9(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to above in this Section 9(d). The amount paid or payable by an indemnified party as a result of the losses, liabilities, claims, damages or expenses (or actions, inquiries, investigations or proceedings in respect thereof) referred to above in this Section 9(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9(d), (i) each Underwriter shall not be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter, and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

e. Basin agrees to indemnify and hold harmless Janney Montgomery Scott LLC and each person, if any, who controls Janney Montgomery Scott LLC within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act (“Janney Entities”), from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (i) caused by any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of Basin for distribution to Participants in connection with the Directed Share Program, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading; (ii) caused by the failure of any Participant to pay for and accept delivery of the shares which, immediately following the effectiveness of the Registration Statement, were subject to a properly confirmed agreement to purchase under the Directed Share Program; or (iii) related to, arising out of, or in connection with the Directed Share Program, provided that, the Company shall not be responsible under this subparagraph (iii) for any losses, claim, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the bad faith or gross negligence of Janney Entities.

10. Representations and Agreements to Survive Delivery. Except as the context otherwise requires, all representations, warranties and agreements contained in this Agreement shall be deemed to be representations, warranties and agreements at the Closing Date and any Option Closing Date. All such representations, warranties and agreements of the Underwriters and Basin, including, without limitation, the indemnity and contribution agreements contained in Section 9 hereof and the agreements contained in Sections 7, 11 and 13 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any controlling person, and shall survive delivery of the Shares and/or termination of this Agreement, whether before or after the Closing Date or any Option Closing Date.

11. Effective Date of This Agreement and Termination Hereof. This Agreement shall become effective when the parties hereto have executed and delivered this Agreement. The Underwriters shall have the right to terminate this Agreement at any time prior to the Closing Date or any Option Closing Date if any of the following have occurred: (a) since the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus, any material adverse change or any development involving a prospective material adverse change in or affecting the Business Conditions of Basin, whether or not arising in the ordinary course of business, that would, in the Representatives’ opinion, make the offering or delivery of the Shares impracticable; (b) any outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic, political or financial market conditions if the effect on the financial markets of the United States of such outbreak, calamity, crisis or change would, in the Representatives’ opinion, make the offering or delivery of the Shares impracticable; (c) any suspension or limitation of trading generally in securities on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market or the over the counter market or any setting of minimum prices for trading or the promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority that in the Representatives’ opinion materially and adversely affects trading on such exchange or the over the counter market; (d) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which in the Representatives’ opinion materially and adversely affects or will materially or adversely affect the Business Conditions of Basin; (e) declaration of a banking moratorium by the United States, New York or Pennsylvania authorities; (f) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs that in the Representatives’ opinion has a material adverse effect on the securities markets in the United States; or (g) trading in any securities of Basin shall have been suspended or halted by the Nasdaq Stock Market or the SEC.

a. If any Underwriter or Underwriters shall default in its or their obligation to purchase Firm Shares or Optional Shares hereunder, and if the Firm Shares or Optional Shares with respect to which such default relates do not exceed in the aggregate 10% of the number of Firm Shares or Optional Shares, as the case may be, that all Underwriters have agreed to purchase on the relevant Closing Date or Option Closing Date, then the Representatives may make arrangements satisfactory to Basin for the purchase of such Firm Shares by other persons, including any of the Underwriters, but if no such arrangements are made by the relevant Closing Date or Option Closing Date, such Firm Shares or Optional Shares to which the default relates shall be purchased severally by the non-defaulting Underwriters in proportion to their respective commitments hereunder.

b. If such default relates to more than 10% of the Firm Shares or Optional Shares, as the case may be, the Representatives may in its discretion arrange for another party or parties (including a non-defaulting Underwriter) to purchase such Firm Shares or Optional Shares to which such default relates, on the terms contained herein. In the event that the Representatives does not arrange for the purchase of the Firm Shares or Optional Shares to which a default relates as provided in this Section 11, this Agreement may be terminated by the Representatives or by Basin without liability on the part of the non-defaulting several Underwriters (except as provided in Section 9 hereof) or Basin (except as provided in Sections 7(a) and 9 hereof); provided that if such default occurs with respect to Optional Shares after the Closing Date, this Agreement will not terminate as to the Firm Shares or any Optional Shares purchased prior to such termination. Nothing herein shall relieve a defaulting Underwriter of its liability, if any, to the other several Underwriters, and to Basin for damages occasioned by its default hereunder.

c. If the Firm Shares or Optional Shares to which the default relates are to be purchased by the non-defaulting Underwriters, or are to be purchased by another party or parties, the Representatives or Basin shall have the right to postpone the Closing Date or any Option Closing Date, as the case may be, for a reasonable period but not in any event exceeding seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus or in any other documents and arrangements, and Basin agrees to file promptly any amendment to the Registration Statement or supplement to the Prospectus that in the opinion of counsel for the Underwriters may thereby be made necessary. The terms “Underwriters” and “Underwriter” as used in this Agreement shall include any party substituted under this Section 11 with like effect as if it had originally been a party to this Agreement with respect to such Firm Shares and/or Optional Shares.

12. Information Furnished by the Underwriters. The date the Underwriters expect to deliver the Firm Shares on the cover page, the identity of the Underwriters set forth on the cover page and in the first paragraph under the heading “Underwriting,” the third paragraph under the caption “Underwriting” regarding concessions and reallowances, the paragraphs under the heading “Underwriting—Stabilization” regarding stabilization activities, and the information concerning conflicts and affiliations under the heading “Underwriting – Conflicts/Affiliates”, constitute the only written information furnished by reference or on behalf of any Underwriter referred to herein.

13. Notice. All communications hereunder, except as herein otherwise specifically provided, shall be in writing and, if sent to any Underwriter, shall be mailed, delivered or telecopied and confirmed to Janney Montgomery Scott LLC, 1801 Market Street, Philadelphia, Pennsylvania 19103, Attention: Mr. William L. Rulon-Miller, facsimile number (215) 665-6197, with a copy to Pepper Hamilton LLP, 3000 Two Logan Square, 18th and Arch Streets, Philadelphia, Pennsylvania 19103, Attention: Brian M. Katz, Esquire, facsimile number (215) 981-4750; and if sent to Basin, shall be mailed, delivered or telecopied and confirmed to Basin Water, 8731 Prestige Court, Rancho Cucamonga, California 91730, Attention: Thomas C. Tekulve, facsimile number (909) 481-6801, with a copy to Latham & Watkins LLP, 12636 High Bluff Drive, Suite

400, San Diego, California 92130, Attention: Faye H. Russell, Esq., facsimile number (858) 523-5450.

14. Parties. This Agreement shall inure solely to the benefit of, and shall be binding upon, the several Underwriters, Basin and the controlling persons, directors and officers thereof, and their respective successors, assigns, heirs and legal representatives, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. The terms “successors” and “assigns” shall not include any purchaser of the Shares merely because of such purchase.

15. Definition of Business Day. For purposes of this Agreement, “business day” means any day on which the Nasdaq National Market is opened for trading.

16. Counterparts. This Agreement may be executed in one or more counterparts (including by means of facsimile signature pages), and all such counterparts will constitute one and the same instrument. This agreement and any signed agreement or instrument entered into in connection with this agreement, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party, the other party shall re-execute original forms thereof and deliver them to the other party. No party shall raise the use of a facsimile machine to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine as a defense to the formation of a contract and each such party forever waives any such defense.

17. Construction. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania applicable to agreements made and performed entirely within such Commonwealth.

18. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

19. Consent to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) must be instituted in the federal courts of the United States of America or the courts of the Commonwealth of Pennsylvania in each case located in the City and County of Philadelphia (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by certified mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

20. Intentionally Omitted.

21. Entire Agreement. Other than Sections 10 and 18 of that certain Letter of Intent between Basin and Janney Montgomery Scott LLC dated December 21, 2005 (as amended), this Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.

22. Amendments. This Agreement may only be amended or modified in writing, signed by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.

23. Sophisticated Parties; No Fiduciary Relationship. Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification and contribution provisions of Section 9, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Section 9 hereto fairly allocate the risks in light of the ability of the parties to investigate Basin, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, the Disclosure Package and the Prospectus (and any amendments and supplements thereto), as required by the Act and the Exchange Act. Basin acknowledges and agrees that in connection with all aspects of each transaction contemplated by this Agreement, Basin, on the one hand, and the Underwriters, on the other hand, have an arms-length business relationship that creates no fiduciary duty on the part of any Underwriter and each expressly disclaims any fiduciary relationship.

If the foregoing correctly sets forth your understanding of our agreement, please sign and return to Basin the enclosed duplicate hereof, whereupon it will become a binding agreement in accordance with its terms.

Very truly yours,

BASIN WATER, INC.

By:
Peter L. Jensen
President and Chief Executive Officer

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

JANNEY MONTGOMERY SCOTT LLC A.G. EDWARDS & SONS, INC. CANACCORD ADAMS INC. For Themselves and as Representatives of the Several Underwriters named in Schedule I hereto

JANNEY MONTGOMERY SCOTT LLC

By:
Name: Joseph Culley
Title:

A.G. EDWARDS & SONS, INC.

By:
Name:
Title:

CANACCORD ADAMS INC.

By:
Name:
Title:

SCHEDULE I

Schedule of Underwriters

Underwriter	Number of Firm Shares to be Purchased	Number of Optional Shares to be Purchased
Janney Montgomery Scott LLC
A.G. Edwards & Sons, Inc.
Canaccord Adams Inc.

Total

SCHEDULE II

Issuer Free Writing Prospectus

SCHEDULE III

Lock-Up Agreements

Schedule 1(h)

Schedule 1(t)